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EXHIBIT (j)(3)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                                      C-37
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 37 to the registration statement of BB&T Funds on Form N-1A ("Registration Statement") of our report dated February 9, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers, LLP

San Francisco, California
April 26, 2004

                                      C-38